SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): August 29, 2003


                                  ASHLAND INC.
             (Exact name of registrant as specified in its charter)


                                    Kentucky
                 (State or other jurisdiction of incorporation)

             1-2918                                61-0122250
    (Commission File Number)                    (I.R.S. Employer
                                               Identification No.)


   50 E. RiverCenter Boulevard, Covington, Kentucky            41012-0391
     (Address of principal executive offices)                  (Zip Code)


   P.O. Box 391, Covington, Kentucky                           41012-0391
          (Mailing Address)                                    (Zip Code)


        Registrant's telephone number, including area code (859) 815-3333



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Item 5.  Other Events
------   ------------

     On August 29, 2003, Ashland Inc. ("Ashland") announced that it has completed the sale of its Electronic Chemicals business group to Air Products and Chemicals, Inc. in a cash transaction valued at approximately $300 million. The transaction is expected to produce net cash flow of roughly $260 million and an after-tax gain in the neighborhood of $80 million.

     The transaction is discussed in more detail in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference in its entirety.


Item 7.  Financial Statements and Exhibits
------   ---------------------------------

(c)      Exhibits

         99.1      Press Release dated August 29, 2003


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                                 SIGNATURES
                                 ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                         ASHLAND INC.
                                           -----------------------------------
                                                        (Registrant)



    Date:  August 29, 2003                           /s/ J. Marvin Quin
                                           -----------------------------------
                                           Name:     J. Marvin Quin
                                           Title:    Senior Vice President and
                                                     Chief Financial Officer



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                               EXHIBIT INDEX

                  99.1 Press Release dated August 29, 2003



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